UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 345 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-675-1194

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02               Termination of a Material Definitive Agreement.

On May 22, 2012, it was announced that the Federal Reserve Bank of Kansas City (“Reserve Bank”) and the Colorado Division of Banking, have terminated their written supervisory agreement, dated as of January 22, 2010 (the “Written Agreement”), with Guaranty Bancorp (the “Company”) and its bank subsidiary, Guaranty Bank and Trust Company (the “Bank”), effective as of May 16, 2012.  The Written Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K previously filed on January 28, 2010.  At this time, the Company is only required to obtain consent from the Reserve Bank prior to paying dividends, making payments on subordinated debt or trust preferred securities, incurring holding company level debt or purchasing/redeeming its stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  May 22, 2012